UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 21, 2015

SUNCOKE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001- 35782	35-2451470
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On April 21, 2015, SunCoke Energy Partners, L.P. (the “Company”) entered into Amendment No. 3 (the “Third Amendment”) to the Credit Agreement, dated as of January 24, 2013 (the “Credit Agreement”), among the Company, the banks and other financial institutions party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent. The Third Amendment increases the maximum leverage ratio to 4.50 to 1.00, from 4.00 to 1.00. The foregoing brief description is qualified in its entirety by a copy of the Third Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 3 to Credit Agreement, dated as of April 21, 2015, by and among SunCoke Energy Partners, L.P., the banks and other financial institutions party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY PARTNERS, L.P.

By:	SunCoke Energy Partners GP LLC,
its General Partner

	By:	/s/ Fay West

Fay West
Senior Vice President and
Chief Financial Officer

Date: April 27, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Amendment No. 3 to Credit Agreement, dated as of April 21, 2015, by and among SunCoke Energy Partners, L.P., the banks and other financial institutions party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent.